                            SCHEDULE 14A INFORMATION

  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                      1934
                               (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:

  [_] Preliminary Proxy Statement
  [_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-
      b(e)(2))
  [X] Definitive Proxy Statement
  [_] Definitive Additional Materials
  [_] Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                         SBA COMMUNICATIONS CORPORATION
                (Name of Registrant as Specified in Its Charter)

                                      N/A
      (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies: _________

    2) Aggregate number of securities to which transaction applies: ____________

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: _____________________________________

    4) Proposed maximum aggregate value of transaction: ________________________

    5) Total fee paid: _________________________________________________________

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid: _________________________________________________

    2) Form, Schedule or Registration Statement No.: ___________________________

    3) Filing Party: ___________________________________________________________

    4) Date Filed: _____________________________________________________________

                        SBA COMMUNICATIONS CORPORATION
                        One Town Center Road, 3rd Floor
                           Boca Raton, Florida 33486

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 4, 2000

  The annual meeting of shareholders of SBA Communications Corporation ("SBA") will be held on Thursday, May 4, 2000 at 10:00 a.m., at the Boca Raton Resort and Club, 501 East Camino Real, Boca Raton, Florida for the following purposes:

  1. to elect two directors to the Board of Directors for a term of three years and until their successors are duly elected and qualified;

  2. to consider and act upon a proposed amendment to SBA's 1999 Equity Participation Plan to increase the number of shares of Class A common stock authorized for issuance under the Plan from 2,500,000 to 4,500,000; and

  3. to transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

  Only shareholders of record at the close of business on March 3, 2000 will be entitled to notice of and to vote at the meeting or any adjournments or postponements thereof.

  A Proxy Statement and a proxy solicited by the Board of Directors are enclosed herewith. Please sign, date and return the proxy promptly. If you attend the meeting, you may, if you wish, withdraw your proxy and vote in person.

                                          By Order of the Board of Directors,

                                          /s/ Steven E. Bernstein

                                          STEVEN E. BERNSTEIN
                                          Chairman and Chief Executive Officer

Boca Raton, Florida
April 21, 2000

      YOUR VOTE IS IMPORTANT. PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY PROMPTLY SO THAT YOUR VOTE MAY BE RECORDED AT THE MEETING
                      IF YOU DO NOT ATTEND PERSONALLY.

                        SBA COMMUNICATIONS CORPORATION
                        One Town Center Road, 3rd Floor
                           Boca Raton, Florida 33486

                               ----------------
                                PROXY STATEMENT

                               ----------------

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of SBA Communications Corporation ("SBA") for the Annual Meeting of Shareholders to be held on Thursday, May 4, 2000 at 10:00 a.m. at the Boca Raton Resort and Club, 501 East Camino Real, Boca Raton, Florida and thereafter as it may from time to time be adjourned.

  You are requested to complete, date and sign the accompanying proxy, and return it to SBA in the enclosed postage prepaid envelope. Proxies may be revoked at any time prior to the meeting by giving written notice of revocation to the Secretary of SBA, by giving a later dated proxy or by attending the meeting and voting in person. Proxies duly executed and received in time for the meeting will be voted in accordance with the shareholder's instructions. If no instructions are given, proxies will be voted as follows:

    1. FOR the election as directors of the two nominees named herein, each to serve for a term of three years and until their successors are duly elected and qualified;

    2. FOR the amendment to SBA's 1999 Equity Participation Plan to increase the number of shares of Class A common stock authorized for issuance under the Plan from 2,500,000 to 4,500,000; and

    3. In the discretion of the proxy holders, FOR or AGAINST such other business as may properly come before the meeting or any adjournment thereof.

  The Board of Directors has fixed the close of business on March 3, 2000 as the record date for determining the shareholders entitled to notice of and to vote at the annual meeting. On the record date, there were 32,402,490 outstanding shares of SBA's Class A common stock, par value $.01 per share (the "Class A Common Stock") and 6,566,401 outstanding shares of SBA's Class B common stock, par value $.01 per share (the "Class B Common Stock" and together with the Class A Common Stock, the "Common Stock"). Holders of the Class A Common Stock are entitled to one vote per share held as of the record date. Holders of the Class B Common Stock are entitled to ten votes per share held as of the record date. The Class A Common Stock and the Class B Common Stock vote as a single class on Proposals 1 and 2. The presence in person or by proxy of shareholders entitled to cast a majority of all votes entitled to be cast at the annual meeting constitutes a quorum. All holders of issued and outstanding shares of Common Stock are entitled to vote on Proposals 1 and 2. The affirmative vote of a plurality of the votes cast by holders of outstanding shares of the Common Stock is required for the approval of the election of the directors. The affirmative vote of a majority of the votes cast by holders of outstanding shares of Common Stock is required for approval of Proposal 2 and any other matters to be voted upon at the meeting or any adjournment thereof. With regard to Proposal 1, votes may be cast in favor of, or withheld from any or all nominees. Votes that are withheld with respect to this matter will be excluded entirely from the vote and will have no effect, other than for purposes of determining the presence of a quorum.

  Brokers who hold shares in street name for customers have the authority under the rules of the various stock exchanges to vote on certain items when they have not received instructions from beneficial owners. Brokers that do not receive instructions are entitled to vote those shares with respect to the election of directors, Proposal 1, but may not vote on Proposal 2. A failure by brokers to vote those shares will have no effect on Proposal 2 as approval of Proposal 2 only requires a majority of the votes cast. Any abstentions will have the same effect as votes against the proposal.

  This Proxy Statement and the accompanying proxy are first being mailed to shareholders on or about April 21, 2000.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information regarding the beneficial ownership of SBA's Common Stock as of March 3, 2000 by (i) each person known by SBA to be the beneficial owner of more than five percent (5%) of the shares outstanding of either class of Common Stock; (ii) each director of SBA; (iii) each Named Executive Officer (as defined herein); and (iv) all current directors and executive officers of SBA as a group. Unless otherwise indicated, each shareholder has sole voting and investment power with respect to the indicated shares.

                                                Number of                              Percentage
                                                  Shares                    Percentage  of Total
                                               Beneficially      Percentage of Common    Voting
Name                         Title of Class      Owned(1)         of Class    Stock      Power
----                      -------------------- ------------      ---------- ---------- ----------
Steven E. Bernstein.....  Class B Common Stock   6,566,401(2)       100%       16.9%      67.0%
                          Class A Common Stock      58,974(2)(3)      *           *          *
Ronald G. Bizick, II....  Class A Common Stock     822,034          2.5%        2.1%         *
Robert M. Grobstein.....  Class A Common Stock     420,097(4)       1.3%        1.1%         *
Michael N. Simkin.......  Class A Common Stock     200,547(5)         *           *          *
Jeffrey A. Stoops.......  Class A Common Stock   1,522,536(6)       4.7%        3.9%       1.6%
Donald B. Hebb, Jr. ....  Class A Common Stock   2,905,416(7)       9.0%        7.5%       3.0%
C. Kevin Landry.........  Class A Common Stock   2,117,137(8)       6.5%        5.4%       2.2%
Richard W. Miller.......  Class A Common Stock      66,666(9)         *           *          *
Robert S. Picow.........  Class A Common Stock      33,333(10)        *           *          *
All current directors
 and executive officers
 as a group (10
 persons)...............                        15,398,044                     39.5%      76.0%
ABS Capital Partners II,
 L.P. ..................  Class A Common Stock   2,905,416(7)       9.0%        7.5%       3.0%
TA Associates, Inc......  Class A Common Stock   2,117,137(8)       6.5%        5.4%       2.2%

--------
 * Less than 1% of outstanding shares.

Except as otherwise indicated, the address of each person named in this table is c/o SBA Communications Corporation, One Town Center Road, Third Floor, Boca Raton, Florida 33486.

(1) In determining the number and percentage of shares beneficially owned by each person, shares that may be acquired by such person pursuant to options exercisable within 60 days after March 3, 2000 are deemed outstanding for purposes of determining the total number of outstanding shares for such person and are not deemed outstanding for such purpose for all other shareholders.
(2) All shares are owned of record by Bernstein Family Limited Partnership I and II and the Bernstein Family Charitable Foundation.
(3) This number includes options to purchase 58,333 shares of Class A Common Stock which are exercisable within 60 days after March 3, 2000.
(4) This number includes options to purchase 420,097 shares of Class A Common Stock which are exercisable within 60 days after March 3, 2000.
(5) This number includes options to purchase 108,332 shares of Class A Common Stock which are exercisable within 60 days after March 3, 2000.
(6) This number includes options to purchase 50,000 shares of Class A Common Stock which are exercisable within 60 days after March 3, 2000.
(7) This number includes 2,905,416 shares owned by ABS Capital Partners, II, L.P. Mr. Hebb is Managing Member of ABS Partners II, L.L.C., the general partner of ABS. Mr. Hebb disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein. The principal business address of ABS Capital Partners II, L.P. is One South Street, Baltimore, MD 21202.

(8) This number includes (1) 1,450,931 shares owned by Advent VII L.P., whose general partner is TA Associates VII L.P., (2) 644,445 shares owned by Advent Atlantic & Pacific III L.P., whose general partner is TA Associates AAP III Partners L.P., and (3) 21,761 shares owned by TA Venture Investors L.P. Advent VII L.P., Advent Atlantic & Pacific L.P. and TA Venture Investors L.P. are part of an affiliated group of investment partnerships referred to collectively as the TA Associates Group. The general partner of TA Associates VII L.P. and TA Associates AAP III Partners L.P. is TA Associates, Inc. In such capacity, TA Associates, Inc. exercises sole voting and investment power with respect to all shares held of record by the named investment partnerships, with the exception of TA Venture Investors L.P.; individually, no stockholder, director or officer of TA Associates, Inc. is deemed to have or share such voting or investment power. Mr. Landry is one of the general partners of TA Venture Investors L.P. In such capacity Mr. Landry may be deemed to share voting and investment power with respect to the 21,761 shares held of record by TA Venture Investors L.P. Mr. Landry disclaims beneficial ownership of all shares, except to the extent of those shares as to which he holds a pecuniary interest. The principal business address of TA Associates, Inc. is 125 High Street, Boston, MA 02110.
(9) This number includes options to purchase 66,666 shares of Class A Common Stock which are exercisable within 60 days after March 3, 2000.
(10) This number includes options to purchase 33,333 shares of Class A Common Stock which are exercisable within 60 days after March 3, 2000.

                                 PROPOSAL ONE

                             ELECTION OF DIRECTORS

  The Board of Directors of SBA consists of six directors, divided into three classes with members of each class of directors serving for staggered three-year terms. The board members and classifications are as follows:

       Class I                    Class II                               Class III
       -------                    --------                               ---------
   C. Kevin Landry            Richard W. Miller                     Steven E. Bernstein
   Robert S. Picow            Jeffrey A. Stoops                     Donald B. Hebb, Jr.

  The term of the Class I directors will expire at the 2000 Annual Meeting of Shareholders.

  Each of the nominees has consented to being named in this Proxy Statement and to serve as a director of SBA if elected. In the event that any nominee withdraws or for any reason is not able to serve as a director, the proxy will be voted for such other person as may be designated by the Board of Directors, but in no event will the proxy be voted for more than two nominees. The affirmative vote of a plurality of all votes cast at the meeting by the holders of the Common Stock is required for the election of the two nominees standing for election. Management of SBA has no reason to believe that any nominee will not serve if elected.

  The following persons have been nominated by the Board for election to the Board of Directors as Class I directors to succeed themselves for a term of three years, expiring at the 2003 Annual Meeting of Shareholders, and until their successors are elected and qualified.

  C. Kevin Landry, 56, was elected as a director of SBA in March 1997. Mr. Landry has been a Managing Director and Chief Executive Officer of TA Associates, Inc. since its incorporation in 1994. From 1982 to 1994, he served as a Managing Partner of its predecessor partnership. Mr. Landry also serves on the Board of Directors of Standex International Corporation. Mr. Landry was the nominee of TA Associates for election as director pursuant to a shareholder agreement that terminated upon consummation of our initial public offering.

  Robert S. Picow, 45, was elected as a director of SBA in November 1998. Mr. Picow founded Allied Communications, a distributor of communications equipment, in 1982. He served as the Chief Executive Officer of Allied until its sale in 1996 to Brightpoint, Inc., a publicly traded communications equipment company. Mr. Picow also served as a director of Brightpoint from June 1996 to August 1997. Mr. Picow is a private investor.

  Each of the following persons is a member of the Board of Directors who is not standing for election to the Board this year and whose term will continue after the 2000 Annual Meeting of Shareholders.

  Steven E. Bernstein, 39, our founder, has been SBA's Chief Executive Officer and Chairman since our inception in 1989. From 1986 to 1989, Mr. Bernstein was employed by McCaw Cellular Communications. While at McCaw, Mr. Bernstein was responsible for the development of the initial Pittsburgh non-wireline cellular system and the start-up of the Pittsburgh sales network. Mr. Bernstein was PCIA's 1996 Entrepreneur of the Year.

  Donald B. Hebb, Jr., 58, was elected as a director of SBA in March 1997. Mr. Hebb has been a Managing Member of the general partner of ABS Capital Partners II, L.P., a private equity fund, and related entities, since March 1993. Prior to that time, he was a Managing Director of Alex. Brown, Incorporated and prior thereto, Mr. Hebb served as President and Chief Executive Officer of Alex. Brown, Incorporated. Mr. Hebb also serves on the Board of Directors of OTG Software, Inc. and T. Rowe Price Associates, Inc. Mr. Hebb was the nominee of ABS for election as director pursuant to a shareholder agreement that terminated upon consummation of our initial public offering.

  Jeffrey A. Stoops, 41, President, joined SBA in April 1997 and was elected as a director of SBA in August 1999. Mr. Stoops was appointed President in April 2000, and previously served as our Chief Financial Officer. Prior to joining us, Mr. Stoops was a partner with Gunster, Yoakley & Stewart, P.A., a South Florida law firm, where he practiced for 13 years in the corporate, securities and mergers and acquisitions areas. Mr. Stoops is a member of the Florida Bar.

  Richard W. Miller, 59, was elected as a director of SBA in April 1999. Mr. Miller previously served on SBA's Board of Directors from May 1997 to August 1998. From 1993 to 1997, Mr. Miller was a Senior Executive Vice President and Chief Financial Officer of AT&T. From 1990 to 1993, he was the Chairman and Chief Executive Officer of Wang Laboratories, Inc. Mr. Miller also serves on the Board of Directors of Avalon Bay Communities, Inc., Closure Medical Corporation and MGC Communications Inc.

Compensation of Directors

  Prior to SBA's initial public offering in June 1999, each of Messrs. Miller and Picow received options to purchase 100,000 shares of Class A Common Stock, at an exercise price of $2.63 per share upon their election to the Board of Directors, and those options vest over three years from the date of grant. In the future, all non-employee directors, upon their initial election or appointment to the Board of Directors, will be granted non-qualified stock options to purchase 50,000 shares of Class A Common Stock with a per share exercise price equal to the fair market value per share at the date of grant. Such options will become exercisable in cumulative annual installments of one-fifth each on each of the first five anniversaries of the date of the grant so long as the person continues to serve as a director. In addition, each non-employee director receives $1,000 for each Board meeting that he attends in person plus incidental expenses for attendance at such meetings. Mr. Miller also provides consulting services to SBA for which he was paid $2,000 in 1999. SBA anticipates that Mr. Miller will continue to provide these consulting services during 2000 for which he will receive fees not in excess of $10,000. Directors who are employees do not receive any additional compensation for their services as a director.

Committees and Meetings

  The Board of Directors held six meetings during the year ended December 31, 1999. Each director attended at least 75% or more of the aggregate number of meetings held by the Board of Directors and the committees on which he served. SBA's Board of Directors has two standing committees: the Audit Committee and the Compensation Committee, each of which was established in May 1999. The Board of Directors does not have a standing nominating committee.

  The Audit Committee presently consists of Messrs. Bernstein, Miller and Picow. The Audit Committee has been assigned the principal function of establishing our audit policies and will oversee the engagement of our independent auditors. The Audit Committee held one meeting during 1999.

  The Compensation Committee presently consists of Messrs. Hebb, Landry and Miller. The Compensation Committee has been assigned the functions of establishing salaries, incentives and other forms of compensation for executive officers and will administer incentive compensation and benefit plans provided for employees. The Compensation Committee held one meeting during 1999.

                            EXECUTIVE COMPENSATION

  The following table presents certain summary information for the fiscal year ended December 31, 1999 concerning compensation earned for services rendered in all capacities by SBA's Chief Executive Officer and the other most highly compensated executive officers of SBA or of SBA's subsidiaries (the "Named Executive Officers") whose total annual salary and bonus exceeded $100,000 during fiscal 1999.

                          Summary Compensation Table
                             for Fiscal Year 1999

                                                                         Long Term
                                 Annual Compensation                   Compensation
                         ----------------------------------------- ---------------------
Name and Principal                                    Other Annual Securities Underlying
Position                 Year Salary($)   Bonus($)    Compensation     Options/SARs
------------------       ---- ---------   --------    ------------ ---------------------
Steven E. Bernstein..... 1999  354,822        --              *           266,803
 Chairman of the Board,
  President and          1998  354,822    283,850(1)          *               --
 Chief Executive Officer 1997  354,822    100,000(2)          *               --

Ronald G. Bizick, II.... 1999  277,141        --              *           209,631
 Executive Vice
  President--East        1998  275,000    151,250             *               --
                         1997  275,000    100,000             *           773,528(3)

Robert M. Grobstein..... 1999  204,815        --              *           139,344
 Chief Accounting
  Officer                1998  204,815    108,000             *               --
                         1997  204,815    100,000             *           386,764

Michael N. Simkin....... 1999  255,069        --        $44,200           190,574
 Executive Vice
  President-West         1998  254,815(4) 145,981(5)          *           200,000
                         1997      --         --              *               --

Jeffrey A. Stoops....... 1999  304,798        --              *           239,180
 Chief Financial Officer 1998  304,798    165,000             *               --
                         1997  304,798(6) 100,000             *           100,000(7)

--------
 * Value of perquisites and other personal benefits paid does not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for the executive officer.
(1) This number represents the value of 51,609 shares of Class A Common Stock issued to Mr. Bernstein as his 1998 bonus.
(2) This number represents the value of 26,810 shares of Class A Common Stock issued to Mr. Bernstein as his 1997 bonus.
(3) These options were exercised by Mr. Bizick in June 1998.
(4) This number represents Mr. Simkin's annual compensation. Mr. Simkin began his employment with us on April 13, 1998.
(5) This number represents the value of 26,542 shares of Class A Common Stock issued to Mr. Simkin as his 1998 bonus.
(6) This number represents Mr. Stoops' annual compensation. Mr. Stoops began his employment with us on March 14, 1997.
(7) Does not include options to purchase shares of Class A Common Stock granted by Mr. Bernstein to Mr. Stoops. On March 14, 1997, Mr. Bernstein granted Mr. Stoops options to purchase 1,369,863 shares of Class A Common Stock at an exercise price of $2.19 per share. Mr. Stoops exercised these options in January 2000.

Stock Option Grants and Exercises

  The following table provides certain information concerning individual grants of stock options under SBA's 1999 Equity Participation Plan made during the year ended December 31, 1999 to the Named Executive Officers.

                       Option Grants in Last Fiscal Year
                               Individual Grants

                                                                             Potential Realizable
                                                                               Value at Assumed
                                                                                 Annual Rates
                                       % of Total                               of Stock Price
                                        Options                                Appreciation for
                                       Granted to     Exercise                Option Term(2) ($)
                           Options    Employees in      Price     Expiration ---------------------
Name                     Granted (#) Fiscal Year(1) ($ Per Share)    Date        5%        10%
----                     ----------- -------------- ------------- ---------- ---------- ----------
Steven E. Bernstein.....   175,000        10.1%          8.00       4/19/04     386,794    854,714
                            91,803         5.3%         15.25      12/16/04     386,793    854,711

Ronald G. Bizick, II....   137,500         7.9%          8.00       4/19/04     303,910    671,561
                            72,131         4.1%         15.25      12/16/04     303,909    671,560

Robert M. Grobstein.....   100,000         5.7%          8.00       4/19/04     221,025    488,408
                            39,344         2.3%         15.25      12/16/04     165,768    366,304

Michael N. Simkin.......   125,000         7.2%          8.00       4/19/04     276,282    610,510
                            65,574         3.8%         15.25      12/16/04     276,283    610,512

Jeffrey A. Stoops.......   150,000         8.6%          8.00       4/19/04     331,538    732,612
                            89,180         5.1%         15.25      12/16/04     375,742    830,291

--------
(1) The total number of options granted during 1999 was for 1,740,935 shares.
(2) The dollar amounts under these columns represent the potential realizable value of each grant of option assuming that the market price of SBA's Class A Common Stock appreciates in value from the date of grant at the 5% and 10% annual rates prescribed by the SEC and therefore are not intended to forecast possible future appreciation, if any, of the price of SBA's Class A Common Stock or the ultimate value realized by a Named Executive Officer from stock options.

  The following table provides information regarding the options exercised by the Named Executive Officers during fiscal 1999 and the value of options outstanding for such individuals at December 31, 1999.

              Aggregated Option Exercises in Last Fiscal Year and
                         Fiscal Year End Option Values

                                                 Number of Securities    Value of Unexercised In-
                                                Underlying Unexercised             the-
                          Shares                Options at Fiscal Year    Money Options at Fiscal
                         Acquired                       End (#)                 Year End(1)
                            on       Value     ------------------------- -------------------------
Name                     Exercise Realized ($) Exercisable Unexercisable Exercisable Unexercisable
----                     -------- ------------ ----------- ------------- ----------- -------------
Steven E. Bernstein.....     --         --         58,333     208,470    $   627,080  $1,575,481
Ronald G. Bizick, II....     --         --         45,833     163,798        492,705   1,237,879
Robert M. Grobstein.....     --         --        420,097     106,011      7,590,817     854,374
Michael N. Simkin.......  25,000    262,375        83,332     282,242      1,119,566   3,274,694
Jeffrey A. Stoops.......  66,666    741,326     1,453,197     189,180     23,759,775   1,387,130

--------
(1) Based on the closing price of SBA's Class A Common Stock on December 31, 1999 of $18.75.

Employment Agreements

  Messrs. Bizick, Simkin and Stoops have each executed an employment agreement with SBA which expires on December 31, 2000, with respect to Messrs. Bizick and Stoops, and June 15, 2001 with respect to Mr. Simkin. These agreements automatically renew for an additional one-year term, unless either the executive or SBA provides written notice to the other party at least 90 days prior to renewal. Under their employment agreements, these individuals receive a base salary and an annual cash bonus based on achievement of performance criteria established by the Board of Directors. The cash bonus paid to the executive is not permitted to exceed such executive's base annual salary. The employment agreements provide that upon either a change of control or his termination of employment without cause SBA will pay such executive an amount equal to his annual base salary. The agreements also provide for noncompetition, nonsolicitation and nondisclosure covenants.

  Mr. Grobstein was employed pursuant to an employment agreement with SBA which expired on January 1, 2000. Under his employment agreement, Mr. Grobstein received an initial base salary and was eligible to receive an annual cash bonus based on achievement of performance criteria established by the Board of Directors.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

  Section 16(a) of the Securities Exchange Act of 1934 requires SBA's directors, executive officers and persons who own more than 10% of the outstanding Common Stock of SBA, to file with the Securities and Exchange Commission (the "Commission") reports of changes in ownership of the Common Stock of SBA held by such persons. Officers, directors and greater than 10% shareholders are also required to furnish SBA with copies of all forms they file under this regulation. To SBA's knowledge, based solely on a review of the copies of such reports furnished to SBA and representations that no other reports were required, during the year ended December 31, 1999, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% shareholders were complied with, except that one Statement of Changes in Beneficial Ownership (Form 4) for Mr. Simkin was inadvertently filed late and one transaction for Mr. Bernstein was inadvertently reported late.

Compensation Committee Interlocks and Insider Participation

  None of the members of the Compensation Committee served as an officer or employee of SBA or any of its subsidiaries during fiscal 1999. There were no material transactions between SBA and any of the members of the Compensation Committee during fiscal 1999.

                         Compensation Committee Report

  The Compensation Committee of the Board of Directors was established in 1999 and is responsible for: (i) establishment of SBA's compensation philosophy and policies; (ii) review and approval of pay recommendations for the executive officers of SBA; and (iii) initiation of all compensation actions for the Chief Executive Officer of SBA. Compensation paid to certain of SBA's officers during 1999 reflect the continuation of policies and employment agreements in place before the Company became a publicly-traded company and before the creation of the Compensation Committee.

  SBA's compensation policies have been designed to align the financial interests of SBA's management with those of its shareholders, and reflect the nature of SBA by taking into account SBA's operating environment and the expectations for continued growth and enhanced profitability. Compensation for each of SBA's executive officers consists of a base salary, an annual performance bonus and, in some cases, stock options. SBA does not currently provide executive officers with other long term incentive compensation other than the ability to contribute their earnings to SBA's 401(k) Plan or participate in SBA's Employee Stock Purchase Plan.

  The Compensation Committee's philosophy is that the predominant portion of an executive's compensation should be based directly upon the value of long-term incentive compensation in the form of stock ownership or stock option awards. The Compensation Committee believes that providing executives with the opportunities to acquire significant stakes in the growth and prosperity of SBA (through grants of stock options), while maintaining other elements of SBA's compensation program at conservative levels, will enable SBA to attract and retain executives with the outstanding management abilities and entrepreneurial spirit which are essential to SBA's ongoing success. Furthermore, the Compensation Committee believes that this approach to compensation motivates executives to perform to their full potential.

  At least annually, the Compensation Committee will review salary recommendations for SBA's executives and then approve such recommendations, with any modifications it deems appropriate. The annual salary recommendations are made under the ultimate direction of the Chief Executive Officer, based on peer group and national industry surveys of total compensation packages, as well as evaluations of the individual executive's past and expected future performance. Similarly, the Compensation Committee fixes the base salary of the Chief Executive Officer based on a review of competitive compensation data, the Chief Executive Officer's overall compensation package, and the Compensation Committee's assessment of his past performance and its expectation as to his future performance in leading SBA.

  The Compensation Committee also determines, based upon the recommendation of the Chief Executive Officer, the annual bonus, if any, to be paid to executive officers. In 1997 and 1998, the amount of each individual cash bonus was determined based upon a formula bonus plan which measured the number of towers built by the Company, EBITDA, the aggregate value of towers acquired by the Company, capital expenditure targets, tenant lease-up, site development services, gross profit, operating expenses and certain other criteria. The Board of Directors determined that these criteria are appropriate measurements of the Company's financial and operational success. The Board of Directors decided to pay the Chief Executive Officer his 1997 and 1998 annual bonus in shares of Class A Common Stock.

  Stock options represent a substantial portion of compensation for SBA's executive officers. In 1999 and 2000, SBA's executive officers were given the alternative to receive stock option grants in lieu of an annual cash bonus. All of SBA's executive officers elected this alternative. Stock options are granted at the prevailing market price on the date of grant, and thus will only have value if SBA's stock price increases. Generally, grants vest in equal amounts over a period of three years (although certain special types of grants may vest either immediately or over a shorter period). The grants of stock options to the executive officers in 1999 and 2000 were calculated with the intent to provide value on the date of grant substantially equal to the cash bonus potential forfeited in exchange for the grant. The Compensation Committee believes that dependence on stock options for a significant portion of executives' compensation more closely aligns such executives' interests with those of SBA's shareholders, since the ultimate value of such compensation is linked directly to stock price.

  The Compensation Committee will continually evaluate SBA's compensation policies and procedures with respect to executives. Although the Compensation Committee believes that current compensation policies have been successful in aligning the financial interests of executive officers with those of SBA's shareholders and with Company performance, it continues to examine what modifications, if any, should be implemented to further link executive compensation with both individual and Company performance.

                            Compensation Committee
                              Donald B. Hebb, Jr.
                                C. Kevin Landry
                               Richard W. Miller

  Notwithstanding anything to the contrary set forth in any of SBA's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the foregoing Report of the Compensation Committee on Executive Compensation and the Stockholder Return Performance Graph shall not be incorporated by reference into any such filings.

Performance Graph

  SBA's Class A Common Stock began trading on the Nasdaq National Market System on June 16, 1999 when its initial public offering commenced. The following graph shows the total return to shareholders of an investment in SBA's Class A Common Stock as compared to (i) an investment in the Nasdaq Composite Index and (ii) an investment in a peer group made up of (1) American Tower Corporation, (2) Crown Castle International Corporation, (3) Pinnacle Holdings, Inc. and (4) Spectrasite Holdings, Inc. for the period June 16, 1999 through December 31, 1999. The four companies in the peer group have been selected because they represent comparable companies in the communications tower ownership business.

  Total shareholder return is determined by dividing (i) the sum of (A) the cumulative amount of dividends for a given period (assuming dividend reinvestment) and (B) the change in share price between the beginning and end of the measuring period, by (ii) the share price at the end of the period.

                COMPARISON OF 6 MONTH CUMULATIVE TOTAL RETURN*
Among SBA Communications Corporation, the Nasdaq Stock Market--U. S. Index and
                                 a Peer Group


                                    [GRAPH]

                      SBA            Nasdaq
                Communications        Stock
                  Corporation       Market-US      Peer Group
                --------------      ---------      ----------
         6/16/99         100            100            100
        12/31/99      208.33         157.08         144.11

                                                 June 16, 1999 December 31, 1999
                                                 ------------- -----------------
   SBA Communications Corporation...............      100           208.33
   Nasdaq Stock Market--U.S. ...................      100           157.08
   Peer Group...................................      100           144.11

--------

 * $100 invested on 6/16/99 in stock or on 5/31/99 in Index, including reinvestment of dividends, for a fiscal year ending December 31, 1999.

                                 PROPOSAL TWO

                     AMENDMENT TO EQUITY COMPENSATION PLAN
                TO INCREASE THE AUTHORIZED SHARES TO 4,500,000

  Amendment. SBA's 1999 Equity Participation Plan (the "Plan") authorizes the Compensation Committee of the Board of Directors to grant stock options, restricted stock and other awards to SBA's directors, officers, employees and eligible independent contractors. On March 23, 2000, the Board of Directors amended the Plan to (i) to increase the number of shares of Class A Common Stock authorized for issuance under the Plan from 2,500,000 to 4,500,000 shares and (ii) make certain other administrative changes. The amendment to increase the number of authorized shares under the Plan is subject to shareholder approval at the annual meeting. The directors approved the amendment because they determined that the Plan lacked a sufficient number of shares available for future grants. A description of the material features of the Plan follows.

  Administration of the Plan. The Plan is currently administered by the Compensation Committee consisting of not less than two persons appointed by the Board from among its members who are not employees of SBA and who are outside directors within the meaning of section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and non-employee directors within the meaning of Rule 16b-3. The Compensation Committee is authorized to determine, from time to time, the persons to whom awards or grants will be made, and the term, exercise price, settlement terms, forfeiture provisions and other terms and conditions of each award or grant. The Compensation Committee has the power to establish and waive, in its discretion, vesting provisions for awards or grants.

  Notwithstanding the foregoing, the full Board may administer the Plan with respect to grants to our employees or consultants, except with respect to matters which under Rule 16b-3 or Section 162(m) of the Code are required to be determined by the Committee. In addition, the Board shall conduct the general administration of the Plan with respect to options granted to non-employee directors.

  Grants. Incentives under the Plan may consist of any of incentive stock options, non-qualified stock options, restricted stock awards and stock appreciation rights. Shares subject to options, awards or rights which expire or are forfeited become available to be granted again under the Plan.

  Eligibility for Participation. Employees and consultants of SBA (or employees or consultants of any current or future subsidiaries of SBA) are eligible to receive grants under the Plan ("Participants"). In addition, the Plan provides for certain automatic grants of non-qualified stock options to non-employee directors. As of March 31, 2000 there were 670 employees and 4 non-employee directors. The maximum aggregate number of shares of Class A Common Stock that may be subject to awards granted under the Plan to any single Participant during a calendar year is 500,000 shares.

  The Plan provides for automatic grants of non-qualified stock options to purchase 50,000 shares of Class A Common Stock to each non-employee director who is initially elected or appointed to the Board after April 19, 1999, with a per share exercise price equal to the fair market value per share at the date of grant. Each such option will become exercisable in cumulative annual installments of one-fifth each on each of the first five anniversaries of the date of the grant so long as the non-employee director continues to serve as our director; provided, however, to the extent permitted by Rule 16b-3, the Board of Directors may accelerate the exercisability of options upon the occurrence of certain specified extraordinary corporate transactions or events. No portion of an option granted to any non-employee director shall be exercisable after the tenth anniversary of the date of grant or after the termination of the non-employee director's services as our director. In addition to providing for automatic option grants to non-employee directors first elected to the Board after April 19, 1999, the Plan provides that the Board may, in its discretion, make additional option grants to non-employee directors from time to time. The terms of each option granted to non-employee directors will be set forth in a written agreement between us and the non-employee director.

  Options, Term and Exercise Price. The exercise price of the Class A Common Stock subject to an option is the fair market value of the stock on the date the option is granted. However, incentive stock options ("ISOs") granted to a person who owns more than 10% of the voting power of SBA are required to have an exercise price of not less than 110% of the fair market value of the Class A Common Stock on the date of grant. On March 31, 2000, the fair market value of a share of Class A Common Stock was $44.00 per share.

  The Compensation Committee determines the option exercise period for each option, not to exceed ten years from the date of grant, except that ISOs granted to a person who owns more than 10% of the voting power of SBA are required to have an exercise period of not greater than five years.

  Transferability of Options. In general, options granted under the Plan are not transferable, except by will or the laws of decent or distribution, pursuant to a qualified domestic relations order or as permitted by the rules under Section 16 of the Exchange Act. In addition, the Plan, as amended, provides that the Committee may permit a grantee to transfer nonqualified stock options to family members, a trust established for the benefit of such family members or other persons or entities according to such terms as the Committee may determine; provided that the grantee may not receive consideration for the transfer of such option and the transferred option must continue to be subject to the same terms and conditions as were applicable to the option immediately before the transfer.

  Awards under the Plan. The Plan provides that the Committee may grant or issue stock options, SARs, restricted stock, deferred stock, dividend equivalents, performance awards, stock payments, and other stock related benefits, or any combination thereof to any eligible employee or consultant. Each such award will be set forth in a separate agreement with the person receiving the award and will indicate the type, terms and conditions of the award.

  Nonqualified Stock Options, which we also refer to as NQSOs, will provide for the right to purchase Class A Common Stock at a specified price which, except with respect to NQSOs intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code, may be less than fair market value on the date of grant (but not less than par value), and usually will become exercisable (in the discretion of the Committee) in one or more installments after the grant date, subject to the participant's continued employment with us and/or subject to the satisfaction of individual performance targets established by the Committee. NQSOs may be granted for any term specified by the Committee. Notwithstanding the foregoing, NQSOs granted to non-employee directors shall be subject to the terms described above.

  Incentive Stock Options will be designed to comply with certain restrictions contained in the Internal Revenue Code. Among such restrictions, ISOs (1) must have an exercise price not less than the fair market value of a share of Class A Common Stock on the date of grant, (2) may only be granted to employees, (3) must expire within a specified period of time following the optionee's termination of employment, and (4) must be exercised within ten years after the date of grant, but may be subsequently modified to disqualify them for treatment as ISOs.

  Restricted Stock may be sold to participants at various prices (but not below par value) and made subject to such restrictions as may be determined by the Committee. Restricted stock, typically, may be repurchased by us at the original purchase price if the conditions or restrictions are not met. In general, restricted stock may not be sold, or otherwise transferred, until restrictions are removed or expire. Purchasers of restricted stock, unlike recipients of options, will have voting rights and will receive dividends prior to the time when the restrictions lapse.

  Deferred Stock may be awarded to participants, subject to vesting conditions based on continued employment or on performance criteria established by the Committee. Like restricted stock, deferred stock may not be sold, or otherwise transferred, until vesting conditions are removed or expire. Unlike restricted stock, deferred stock will not be issued until the deferred stock award has vested, and recipients of deferred stock generally will have no voting or dividend rights prior to the time when vesting conditions are satisfied.

  Stock Appreciation Rights may be granted in connection with stock options or other awards, or separately. SARs granted by the Committee in connection with stock options or other awards typically will provide for payments to the holder based upon increases in the price of Class A Common Stock over the exercise price of the related option or other awards. Except as required by
Section 162(m) of the Internal Revenue Code with respect to any SAR intended to qualify as performance-based compensation as described in Section 162(m) of the Internal Revenue Code, there are no restrictions specified in the Plan on the amount of gain realizable from the exercise of SARs, although restrictions may be imposed by the Committee in the SAR agreements. The Committee may elect to pay SARs in cash or in Class A Common Stock or in a combination of both.

  Dividend Equivalents represent the value of the dividends per share paid by us, calculated with reference to the number of shares covered by the stock options, SARs or other awards held by the participant. These dividend equivalents may be paid in cash or in shares of Class A Common Stock or in a combination of both.

  Performance Awards may be granted by the Committee on an individual or group basis. Generally, these awards will be based upon specific performance targets and may be paid in cash or in shares of Class A Common Stock or in a combination of both. Performance Awards may include "phantom" stock awards that provide for payments based upon increases in the price of our Class A Common Stock over a predetermined period. Performance Awards may also include bonuses which may be granted by the Committee on an individual or group basis and which may be payable in cash or in Class A Common Stock or in a combination of both.

  Stock Payments may be authorized by the Committee in the form of shares of Class A Common Stock or an option or other right to purchase Class A Common Stock as part of a deferred compensation arrangement or otherwise in lieu of or in addition to all or any party of compensation, including bonuses, that would otherwise be payable in cash to the employee or consultant.

  Amendment and Termination of the Plan. The Board may amend or terminate the Plan at any time, provided that shareholder approval is required for any amendment that requires shareholder approval in accordance with the regulations issued under Section 16 of the Securities Exchange Act of 1934 and any amendment that would impair the rights of a grantee requires the grantee's consent. The Plan will terminate on April 19, 2009 unless terminated earlier by the Board. Awards granted prior to April 19, 2009 may extend beyond that date.

  Adjustment Provisions. If there is any change in the Common Stock as a result of a stock dividend, recapitalization, stock split, or combination or exchange of the Common Stock, or a merger, reorganization or consolidation of SBA or any other change in the capital structure made without the receipt of consideration, then, unless such event results in the termination of all outstanding grants under the Plan, the number of and class of shares available for grants and the number and class of such shares covered by outstanding grants, and the price per share or the applicable market value of such grants, will be proportionately adjusted by the Compensation Committee to reflect any increase or decrease in the number or kind of issued shares of Common Stock.

  Change in Control of SBA. In the event of a change in control of SBA, unless otherwise determined by the Compensation Committee or the Board, any SARs outstanding for at least six months and all outstanding stock options would become fully vested and immediately exercisable, and the restrictions on any restricted stock grants would lapse with such grants becoming fully vested. The value of all outstanding grants may be cashed out by the Company on the basis of the highest price paid for Class A Common Stock during the 60 days preceding the change in control.

  Federal Income Tax Consequences. Set forth below is a general description of the federal income tax consequences relating to grants under the Plan.

  Non-Qualified Stock Options. There are no federal income tax consequences to grantees or to SBA upon the grant of an NQSO under the Plan. Upon the exercise of NQSOs, grantees will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the shares at the time of exercise over the exercise price of the NQSO, and SBA generally will be entitled to a corresponding federal income tax deduction. Upon the sale of shares acquired by exercise of an NQSO, a grantee will have a capital gain or loss in an amount equal to the difference between the amount realized upon the sale and the grantee's adjusted tax basis in the shares (the exercise price plus the amount of ordinary income recognized by the grantee at the time of exercise of the NQSO).

  Incentive Stock Options. Grantees will not be subject to federal income taxation upon the grant or exercise of ISOs granted under the Plan, and SBA will not be entitled to a federal income tax deduction by reason of such grant or exercise. However, the amount by which the fair market value of the shares at the time of exercise exceeds the stock option price (or the grantee's other tax basis in the shares) is an item of tax preference subject to the alternative minimum tax applicable to the person exercising the ISO. A sale of shares acquired by exercise of an ISO that does not occur within one year after the exercise or within two years after the grant of the ISO generally will result in the recognition of long-term capital gain or loss in the amount of the difference between the amount realized on the sale and the stock option price (or the grantee's other tax basis in the shares), and SBA will not be entitled to any tax deduction in connection with the sale.

  If the sale occurs within one year from the date of exercise of the ISO or within two years from the date of grant (a "disqualifying disposition") and is a transaction in which a loss, if sustained, would be recognized, the grantee generally will recognize ordinary compensation income equal to the lesser of
(i) the excess of the fair market value of the shares on the date of exercise over the exercise price (or the grantee's other tax basis in the shares), or
(ii) the excess of the amount realized on the sale of the shares over the exercise price (or the grantee's other tax basis in the shares). In the case of a disqualifying disposition where a loss, if sustained, would not be recognized, the grantee will recognize ordinary income equal to the excess of the fair market value of the shares on the date of exercise over the stock option price (or the grantee's other tax basis in the shares). Any amount realized on a disqualifying disposition in excess of the amount treated as ordinary compensation income (or any loss realized) will be a long-term or a short-term capital gain (or loss), depending upon the length of time the shares were held. SBA generally will be entitled to a tax deduction on a disqualifying disposition corresponding to the ordinary compensation income recognized by the grantee.

  Restricted Stock. A grantee normally will not recognize taxable income upon the award of a restricted stock grant, and SBA will not be entitled to a deduction, until such stock is transferable by the grantee or no longer subject to a substantial risk of forfeiture for federal tax purposes, whichever occurs earlier. When the Class A Common Stock is either transferable or is no longer subject to a substantial risk of forfeiture, the grantee will recognize ordinary compensation income in an amount equal to the fair market value of the Class A Common Stock at that time and SBA will be entitled to a deduction in the same amount. A grantee may, however, elect to recognize ordinary compensation income in the year the restricted stock grant is awarded in an amount equal to the fair market value of the Class A Common Stock at that time, determined without regard to the restrictions. In this event, SBA will be entitled to a deduction in the same year. Any gain or loss recognized by the grantee upon subsequent disposition of the Class A Common Stock will be capital gain or loss. If, after making the election, any Class A Common Stock subject to a restricted stock grant is forfeited, or if the market value declines during the restriction period, the grantee will not be entitled to any tax deduction or tax refund.

  Stock Appreciation Rights. The grantee will not recognize any income upon the grant of an SAR. Upon the exercise of an SAR, the grantee will recognize ordinary compensation income in the amount of both the cash and the fair market value of the shares of Class A Common Stock received upon such exercise, and SBA is entitled to a corresponding deduction, provided SBA complies with the applicable withholding requirements for federal tax purposes. In the event that the grantee receives shares of Class A Common Stock upon the exercise of an SAR, the shares so acquired will have a tax basis equal to their fair market value on the date of transfer, and the holding period of the shares will commence on that date for purposes of determining whether a subsequent disposition of the shares will result in long-term or short-term capital gain or loss.

  Option Grant Information. As of March 3, 2000, options to purchase 3,540,743 shares of Class A Common Stock had been granted, of which 66,118 options have been forfeited and 556,957 had been exercised, resulting in 2,917,668 options remaining outstanding. Additional options to purchase 1,160,292 shares of Class A Common Stock, 773,528 of which have been exercised, were also granted in 1997 outside of the Plans to two executive officers. Grants of stock options to purchase 200,000 shares of Class A Common Stock have been granted, in the aggregate, to persons who were non-employee directors at the time they received the grants. The stock options that have been granted are either immediately exercisable or are subject to periodic vesting over a period of up to three years. As of March 3, 2000, the weighted average exercise price of all the stock options outstanding is $8.32 per share. No other grants have been made under the Plan.

  Future awards to officers under the Plan are not determinable because specific awards are made at the discretion of the Compensation Committee, depending on a variety of factors.

                           OTHER EXECUTIVE OFFICERS

  The following table sets forth certain information with respect to the current executive officers of SBA who are not also directors of SBA or nominees for election as directors.

Name                          Age                    Position
----                          ---                    --------
Ronald G. Bizick, II.........  32 Executive Vice President-East
Daniel W. Eldridge...........  39 President, Com-Net Construction Services, Inc.
John Marino..................  37 Chief Financial Officer
Michael N. Simkin............  47 Executive Vice President-West

  Ronald G. Bizick, II, Executive Vice President-East, has been an executive officer since 1993. He is responsible for all facets of our operations in the Eastern United States. Prior to joining us in 1990, Mr. Bizick was employed by a private land planning and development firm specializing in commercial and residential wetland and zoning approvals.

  Daniel J. Eldridge, President, Com-Net Construction Services, Inc. has been an executive officer since January 2000. Mr. Eldridge joined us in April 1999 as a result of our acquisition of Com-Net. Mr. Eldridge has fifteen years of experience in the communications industry. Prior to founding Com-Net in 1990, Mr. Eldridge was general manager of a firm providing network infrastructure build-out to wireless and wireline carriers nationwide. From 1985 to 1987, Mr. Eldridge was a civil system engineer for MCI.

  John Marino, CPA, Chief Financial Officer, has been an executive officer and Chief Financial Officer since April 2000. Mr. Marino joined SBA in February 1999 as our Vice President--Corporate Development with responsibility for the merger and acquisition activity of SBA. From August 1992 to December 1997, Mr. Marino served as Chief Financial Officer of 1st United Bancorp, a publicly traded commercial bank holding company, which was sold to Wachovia Corporation in December 1997. From December 1997 to December 1998 Mr. Marino was responsible for integrating 1st United Bancorp into Wachovia Corporation.

  Michael N. Simkin, Executive Vice President-West, joined us in April 1998. Mr. Simkin is responsible for all facets of our operations in the Western United States. From July 1997 to February 1998, he was Chief Executive Officer of Centennial Communications Corporation, an international specialized mobile radio service provider based in Denver. From April 1995 to April 1997, he was Vice President and General Manager of PrimeCo Personal Communications for the South Florida region. From April 1993 to April 1995, Mr. Simkin was Executive Director of Corporate Strategy for Airtouch Communications.

                        INDEPENDENT PUBLIC ACCOUNTANTS

  Arthur Andersen LLP has served as independent auditors of SBA for the fiscal year ended December 31, 1999 and has been selected by the Board of Directors to serve as independent auditors of SBA for the fiscal year ending December 31, 2000. Representatives of Arthur Andersen LLP are expected to be present at the annual meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

                              GENERAL INFORMATION

  Other Matters. The Board of Directors does not intend to present any matter for action at this meeting other than the matters described in this Proxy Statement. If any other matters properly come before the annual meeting, it is intended that the holders of the proxies hereby solicited will act in respect to such matters in accordance with their best judgment.

  Deadline for Shareholders Proposals. The deadline for submission of shareholder proposals pursuant to Rule 14a-8 of the Securities Exchange Act of 1934 for inclusion in SBA's proxy statement for the 2001 Annual Meeting of Shareholders is December 22, 2000. Additionally, SBA must receive notice of any shareholder proposal to be submitted at the 2001 Annual Meeting of Shareholders (but not required to be included in SBA's proxy statement) by March 7, 2001, or such proposal will be considered untimely pursuant to Rule 14a-4 and 14a-5(e) under the Exchange Act and the persons named in the proxies solicited by management may exercise discretionary voting authority with respect to such proposal.

  Expenses of Solicitation. Proxies will be solicited by mail, telephone, or other means of communication. Solicitation also may be made by SBA's directors, officers and regular employees. The entire cost of solicitation will be borne by SBA.

                                          By Order of the Board of Directors,

                                          /s/Steven E. Bernstein

                                          STEVEN E. BERNSTEIN
                                          Chairman and Chief Executive Officer

April 21, 2000
Boca Raton, Florida

                         SBA COMMUNICATIONS CORPORATION
                         One Town Center Road, 3rd Floor
                            Boca Raton, Florida 33486


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Steven E. Bernstein and Jeffrey A. Stoops, and each of them, with full power of substitution, proxies of the undersigned, to attend and vote all the shares of Class A common stock, $0.01 par value, of SBA Communicatrions Corporation, a Florida corporation ("SBA") which the undersigned would be entitled to vote at the Annual Meeting of Shareholders to be held at Boca Raton Resort and Club, 501 East Camino Real, Boca Raton, Florida at 10:00 a.m., local time, on Thursday May 4, 2000, or any adjournment or postponement thereof, according to the number of votes the undersigned would be entitled to cost if personally present upon the matters referred to on this proxy and, in their discretion, upon any other business as may come before the meeting.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE PROPOSALS.


1.       Proposal 1 - Election of Directors.

         Election of the following persons as Directors of SBA:

                  C. Kevin Landry                    Robert S. Picow

         [ ] FOR all nominees except  [ ]   WITHHOLD authority to vote
             as indicated                   for all nominees

         (INSTRUCTION: To withhold authority to vote for an individual nominee, strike a line through that nominee's name in the list above.)

2. Proposal 2 - An Amendment to SBA's 1999 Equity Compensation Plan to increase the number of shares of Class A common stock authorized for issuance under the Plan from 2,500,000 to 4,500,000.

         [ ]   FOR                     [ ]   AGAINST               [ ]  ABSTAIN


                   (Continued and to be signed on other side)

         This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the proposals as set forth herein.

         The undersigned acknowledges receipt of Notice of Annual Meeting of Stockholders dated April 21, 2000, and the accompanying Proxy Statement.

Date:  ______________________ , 2000.

Number of Shares of Common Stock held:  ____________




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                                                  Signature


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                                                  Name(s) (typed or printed)


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                                                  Address(es)


Please sign exactly as name appears on this Proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

     PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED.